                                            Registration No. 33-__________

As filed with the Securities and Exchange Commission on May 31, 1994
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                        MARSHALL & ILSLEY CORPORATION
             (Exact Name of Registrant as Specified in Charter)

       Wisconsin                             39-0968604
(State of Incorporation)           (I.R.S. Employer Identification No.)

      780 North Water Street
       Milwaukee, Wisconsin                          53202
(Address of Principal Executive Offices)          (Zip Code)

       __________________________________________________________________

                 Valley Bancorporation 1992 Incentive Stock Plan*
        Valley Bancorporation 1992 Outside Directors' Stock Option Plan*
           Valley Bancorporation 1988 Nonqualified Stock Option Plan*
       Valley Bancorporation 1986 Amended and Restated Stock Option Plan*
             Community Banks, Inc. 1986 Incentive Stock Option Plan*
             Community Banks, Inc. 1984 Incentive Stock Option Plan* Community Banks, Inc. 1983 Incentive Stock Option Plan*
       __________________________________________________________________

                               M. A. Hatfield
                        Marshall & Ilsley Corporation
                           770 North Water Street
                         Milwaukee, Wisconsin  53202
                   (Name and address of agent for service)

                               (414) 765-7801
        (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
===============================================================================

                                    Proposed       Proposed
                                     Maximum        Maximum
                                    Offering       Aggregate       Amount of
Title of Securities  Amount to     Price Per        Offering     Registration
 to be Registered  be Registered     Unit (1)        Price          Fee (1)
_______________________________________________________________________________

Common Stock,        1,460,449   $4.03-$15.38     $16,057,941     $5,537.22 (1)
$1.00 par value

===============================================================================

 (1) Registration fee calculated pursuant to Rule 457(h) under the Securities Act of 1933. The registration fee is based on the aggregate exercise price for the shares underlying the outstanding options as of May 24, 1994. There will be no further grants under the Plans. The per share exercise prices, as adjusted, range from $4.03 to $15.38.

===============================================================================

      *Plans were assumed by Marshall & Ilsley Corporation as of May 31, 1994 in connection with the merger of Valley Bancorporation with and into Marshall & Ilsley Corporation.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

          The following documents are incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

            (b) The Registrant's Current Report on Form 8-K dated February 23, 1994.

            (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.

            (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

            Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL") requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

            Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation's articles of incorporation or by-laws, a written agreement between the director or officer and the corporation; or a resolution of the board of directors or the shareholders.

            Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in
Section 180.0855 of the WBCL: (i) by majority vote of a disinterested quorum of the board of directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee; (iii) by a panel of three arbitrators

(one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

            Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his good faith that he has not breached or failed to perform his duties; and written confirmation to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

            Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

            As permitted by Section 180.0858, the Registrant has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Section 7.1 of the Registrant's by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. The Registrant has purchased directors' and officers' liability insurance which has coverage limits of $40 million per occurrence and insures the Registrant's officers and directors against certain liabilities which may arise under the Securities Act of 1933.


Item 8.     Exhibits
            --------

            5 Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered.

            10.1 Marshall and Ilsley Corporation Assumption Agreement dated May 31, 1994 assuming rights, obligations and interests of Valley Bancorporation under various stock option plans (all relevant annexes incorporated by reference in Exhibits 10.2 through 10.8)

            10.2 Valley Bancorporation 1992 Incentive Stock Plan incorporated herein by reference to Exhibit A to Valley Bancorporation's 1992 Annual Meeting Proxy Statement dated March 25, 1992 (the "March 25, 1992 Proxy Statement")

            10.3 Valley Bancorporation 1992 Outside Directors' Stock Option Plan incorporated herein by reference to Exhibit B to the March 25, 1992 Proxy Statement

            10.4 Valley Bancorporation 1988 Nonqualified Stock Option Plan incorporated herein by reference to Exhibit A to Valley Bancorporation's 1988 Annual Meeting Proxy Statement dated March 22, 1988

            10.5 Valley Bancorporation 1986 Amended and Restated Stock Option Plan incorporated herein by reference to Exhibit A to Valley Bancorporation's 1987 Annual Meeting Proxy Statement dated March 30, 1987

            10.6 Community Banks, Inc. 1986 Incentive Stock Option Plan incorporated herein by reference to Exhibit 19.3(a) to Valley Bancorporation's 10-Q for the quarter ended September 30, 1987 (the "September 30, 1987 10-Q")

            10.7 Community Banks, Inc. 1984 Incentive Stock Option Plan incorporated herein by reference to Exhibit 19.3(a) to the September 30, 1987 10-Q

            10.8 Community Banks, Inc. 1983 Incentive Stock Option Plan incorporated herein by reference to Exhibit 19.3(a) to the September 30, 1987 10-Q

            23.1        Consent of Arthur Andersen & Co.

            23.2        Consent of Godfrey & Kahn, S.C., included in Exhibit 5.

            24          Powers of Attorney for Directors of the Registrant.


Item 9.     Undertakings
            ------------

            The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 27, 1994.

                                        MARSHALL & ILSLEY CORPORATION


                                        By: /s/ J. B. Wigdale
                                            -----------------------------------
                                            J. B. Wigdale, Chairman of the Board
                                            and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.




/s/ J. B. Wigdale                                     Date:  May 27, 1994
- ---------------------------------------
J. B. Wigdale,
Chairman of the Board and a Director
(Principal Executive Officer)


/s/ G. H. Gunnlaugsson                                Date:  May 27, 1994
- ---------------------------------------
G. H. Gunnlaugsson,
Executive Vice President and a Director
(Principal Financial Officer)


/s/ P. R. Justiliano                                  Date:  May 27, 1994
- ---------------------------------------
P. R. Justiliano,
Vice President and Corporate Controller
(Principal Accounting Officer)


   Directors:     J. P. Bolduc, Wendell F. Bueche, J. F. Chait, Glenn A.
                  Francke, Burleigh E. Jacobs, Jack F. Kellner, James F. Kress,
                  Dennis J. Kuester, Don R. O'Hare, J. A. Puelicher, Stuart W.
                  Tisdale and James O. Wright


By: /s/ M.A. Hatfield                                 Date:  May 27, 1994
- ---------------------------------------
    M.A. Hatfield, As Attorney-in-Fact*

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                                 EXHIBIT INDEX


         Exhibits


         5 Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered.

         10.1 Marshall and Ilsley Corporation Assumption Agreement dated May 31, 1994 assuming rights, obligations and interests of Valley Bancorporation under various stock option plans (all relevant annexes incorporated by reference in Exhibits 10.2 through 10.8)

         10.2 Valley Bancorporation 1992 Incentive Stock Plan incorporated herein by reference to Exhibit A to Valley Bancorporation's 1992 Annual Meeting Proxy Statement dated March 25, 1992 (the "March 25, 1992 Proxy Statement")

         10.3 Valley Bancorporation 1992 Outside Directors' Stock Option Plan incorporated herein by reference to Exhibit B to the March 25, 1992 Proxy Statement

         10.4 Valley Bancorporation 1988 Nonqualified Stock Option Plan incorporated herein by reference to Exhibit A to Valley Bancorporation's 1988 Annual Meeting Proxy Statement dated March 22, 1988

         10.5 Valley Bancorporation 1986 Amended and Restated Stock Option Plan incorporated herein by reference to Exhibit A to Valley Bancorporation's 1987 Annual Meeting Proxy Statement dated March 30, 1987

         10.6 Community Banks, Inc. 1986 Incentive Stock Option Plan incorporated herein by reference to Exhibit 19.3(a) to Valley Bancorporation's 10-Q for the quarter ended September 30, 1987 (the "September 30, 1987 10-Q")

         10.7 Community Banks, Inc. 1984 Incentive Stock Option Plan incorporated herein by reference to Exhibit 19.3(a) to the September 30, 1987 10-Q

         10.8 Community Banks, Inc. 1983 Incentive Stock Option Plan incorporated herein by reference to Exhibit 19.3(a) to the September 30, 1987 10-Q

         23.1     Consent of Arthur Andersen & Co.

         23.2     Consent of Godfrey & Kahn, S.C., included in Exhibit 5.

         24       Powers of Attorney for Directors of the Registrant.